Exhibit 32.01

IDW MEDIA HOLDINGS, INC.

Certification Pursuant to

18 U.S.C. Section 1350

(as Adopted Pursuant to Section 906 of

the Sarbanes-Oxley Act Of 2002)

In connection with the Quarterly Report of IDW Media Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended January 31, 2023 as filed with the Securities and Exchange Commission (the “Report”), I, Allan I. Grafman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2023

/s/ Allan I. Grafman
Allan I. Grafman
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to IDW Media Holdings, Inc. and will be retained by IDW Media Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.